                 STOCKHOLDERS APPROVE PROPOSAL THAT WILL RESULT
               IN ONCURE TECHNOLOGIES CORP. CHANGING ITS PLACE OF
                 INCORPORATION FROM FLORIDA TO DELAWARE AND ITS
                          NAME TO ONCURE MEDICAL CORP.


NEWPORT BEACH, CALIFORNIA, April 22, 2003 - OnCure Technologies Corp. (OTCBB:
ONCU) (the "Company") today announced that its stockholders approved a proposal that will result in the Company changing its place of its incorporation from Florida to Delaware and its name to OnCURE Medical Corp.

The Company's President and Chief Executive Officer said, "We are delighted with the outcome of the vote. The reincorporation of the Company as a Delaware corporation will provide us with a greater measure of flexibility and simplicity in corporate governance and the new name of the Company will more accurately reflect our current business focus."

The reincorporation of the Company as a Delaware corporation will be accomplished by a merger of the Company with and into OnCURE Medical Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("OnCURE Medical"). As a result of the merger: (i) the Company will cease to exist and OnCURE Medical, as the surviving corporation in the merger, will: (x) assume all of the assets, liabilities, rights and obligations of the Company, and (y) operate under the name "OnCURE Medical Corp."; and (ii) the shares of the Company's common stock and preferred stock, will automatically be converted, on a one-for-one basis, into substantially similar securities of OnCURE Medical. The Company expects the merger/reincorporation to be effective as soon as possible.

ABOUT ONCURE

OnCure Technologies Corp., headquartered in Newport Beach, California, owns, operates and manages twelve (12) radiation cancer treatment centers. The Company's centers provide treatment areas and equipment for radiation therapy and diagnostic radiology. The Company does not own physician practices nor does it maintain any control over the provision of medical services at its centers. The Company does, however, provide capital and management resources to its affiliated physician groups, including clinical management, billing and collection, data warehousing and other administrative services. The Company also owns a mobile Positron Emission Tomography unit, a mobile CT Scan 3-Dimensional Treatment Planning system and two mobile High Dose Rate Brachytherapy units. The Company provides IMRT services at many of its centers. For more information on the Company, please visit our web site at www.OnCure.com.

FORWARD-LOOKING STATEMENTS

Statements in this Press Release that are not historical facts constitute "forward-looking statements." Any statements contained herein which are not historical facts or which contain the words "anticipate," "believe," "continue," "estimate," "expect," "intend,"

"may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, including the ability to identify, finance, complete and integrate acquisitions and joint venture opportunities, risks regarding the Company's ability to successfully restructure under-performing facilities, risks regarding the Company's ability to meet capital requirements, risks regarding currently unforeseen competitive pressures and risks affecting the Company's industry, such as increased regulatory compliance and changes in regulatory requirements, changes in payor reimbursement levels and the development of additional alternative treatment modalities and technological changes. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.